                                            CALCULATION OF REGISTRATION FEE

                                                   Maximum Aggregate
Title of Each Class of Securities Offered          Offering Price(1)         Amount of Registration Fee(2)
-----------------------------------------         -------------------        -----------------------------
96% Protected Asian Currency-Linked Notes             $11,000,000                       $1,177.00

(1)  The maximum aggregate offering price relates to an additional $11,000,000 of securities offered and sold pursuant to this Amendment No. 1 to Pricing Supplement No. 27 to Registration Statement No. 333-131266

(2)  Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No.
     333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The $3,210.00 fee with respect to the $30,000,000 securities previously sold pursuant to Pricing Supplement No. 27 and the $1,177.00 with respect to the additional $11,000,000 sold hereby, in each case under this registration statement, are offset against those filing fees and $1,880,710.98 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2006                                        Amendment No. 1 to Pricing Supplement No. 27 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-131266
Dated January 25, 2006                                                                              Dated March 24, 2006
                                                                                                          Rule 424(b)(2)
                                                       $41,000,000
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   ------------------

                                 96% Protected Currency-Linked Notes due March 30, 2007
                Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Unlike ordinary debt securities, the notes do not pay interest and do not guarantee a full return of principal at maturity. Instead, the notes will pay at maturity for each $1,000 principal amount of notes a minimum payment amount of
$960 plus a supplemental redemption amount, if any, based on whether an equally-weighted basket of five currencies strengthens relative to the U.S. dollar, as determined at maturity. The basket is composed of the Taiwan dollar, the
Thai baht, the Chinese renminbi, the Korean won and the Indian rupee, each of which we refer to as a basket currency and collectively as the basket currencies. In no event will the payment at maturity be less than the minimum payment amount of $960.
o    The principal amount and issue price of each note is $1,000.
o    We will not pay interest on the notes.
o    The minimum payment amount for each note is $960.
o    At maturity, you will receive, for each $1,000 principal amount of notes, the minimum payment amount plus a supplemental redemption amount, if any, based on the performance of the basket currencies relative to the U.S.
     dollar. The supplemental redemption amount will equal $1,000 times (x) the basket performance factor times (y)
     150%, which we refer to as the participation rate; provided that the supplemental redemption amount will not be less than zero.
o    The basket performance factor will equal the sum of (i) the Taiwan dollar performance value, (ii) the Thai baht performance value, (iii) the Chinese renminbi performance value, (iv) the Korean won performance value and (v) the
     Indian rupee performance value, each as determined on March 21, 2007, which we refer to as the valuation date.
     o    The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 20%, which is the basket weighting for each basket currency.
          >>   The initial exchange rate for each basket currency is the exchange rate for such basket currency on March
               24, 2006, the day we priced the notes for initial sale to the public.
          >>   The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.
o    If the basket performance factor is less than or equal to zero, you will receive only the minimum payment amount of
     $960. The return of only the minimum payment amount at maturity will result in a loss on your investment in the notes.
o    Investing in the notes is not equivalent to investing in the basket currencies.
o    The notes will not be listed on any securities exchange.
o    The CUSIP number for the notes is 617446ZC6.
You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."
The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------

                                                       PRICE 100%

                                                   ------------------

                                                               Price to            Agent's          Proceeds to
                                                                Public         Commissions(1)         Company
                                                           -----------------  ----------------  -------------------
Per note.................................................        100%               1.25%             98.75%
Total....................................................     $41,000,000         $512,000          $40,487,500

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the
Securities and Futures Act, Chapter 289 of Singapore.

     The notes have not been registered under the Securities and Exchange Law and none of the notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the Securities and
Exchange Law, the Foreign Exchange Transaction Law and any other applicable laws, regulations and ministerial guidelines in the Republic of Korea. For a period of one year from the issue date of the notes, no holder of the notes who is in the Republic of Korea or a resident of the Republic of Korea may transfer the notes in the Republic of Korea or to any resident of the Republic of Korea unless such transfer involves all of the notes held by it. Without prejudice to the foregoing, where the notes are sold or re-sold to Korean residents, the notes may only be sold or re-sold to those
Korean residents that are qualified to purchase them under the relevant laws and regulations without having first to obtain prior governmental approvals under the relevant laws/regulations of the Republic of Korea, including the Foreign
Exchange Transaction Law (or that have obtained the required prior governmental approvals do so).

     The notes have not been and will not be registered with the Securities and Futures Bureau of the People's Republic
of China and therefore may not be offered or sold in the People's Republic of China.

     The notes may not be offered or sold in Thailand.

                                                          PS-2

========================================================================================================================

                                             SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of an equally-weighted basket of five Asian currencies composed of the Taiwan dollar, the Thai baht, the
Chinese renminbi, the Korean won and the Indian rupee. These notes combine features of a debt investment and a foreign currency option by offering at maturity repayment of 96% of the issue price with the opportunity to participate in the appreciation, if any, of the underlying basket currencies against the U.S. dollar. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the value of a basket of currencies against the U.S. dollar.

Each note costs $1,000           We, Morgan Stanley, are offering you 96% Protected Currency-Linked Notes due March 30,
                                 2007, Based on the Performance of a Basket of Five Asian Currencies Relative to the
                                 U.S. dollar, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See
                                 "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and
                                 "Description of Notes--Use of Proceeds and Hedging."

The basket                       We have designed the notes to provide investors with exposure to a group of currencies of developing countries in Asia. If the basket of currencies strengthens against the
                                 U.S. dollar, you will receive a supplemental redemption amount in addition to the return of the minimum payment amount of $960 per note that you hold at maturity. If, on the other hand, the basket of currencies weakens relative to the U.S. dollar, the supplemental redemption amount will equal zero and you will receive only the minimum payment amount at maturity.

                                 The following table sets forth the basket currencies, the initial exchange rate for each basket currency (expressed as the number of units of each basket currency per one
                                 U.S. dollar), the Reuters Page for each exchange rate and the weighting of each basket currency in the basket:

                                                       Initial Exchange Rate
                                                       (expressed as units of
                                                       currency per one U.S.                       Percentage Weight
                                 Basket Currency              dollar)             Reuters Page         in Basket
                                 --------------------  ----------------------  ------------------  -----------------
                                 Taiwan dollar                   32.67               TAIFX1               20%
                                 Thai baht                       39.14             ABSIRFIX01             20%
                                 Korean won                     980.80               KFTC18               20%
                                 Chinese renminbi               8.0338                SAEC                20%
                                 Indian rupee                    44.66                RBIB                20%

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the minimum payment amount of $960 plus a supplemental redemption amount, if any, based on the performance of the equally-weighted basket of currencies. The supplemental redemption amount will equal
                                 (i)

                                                          PS-3

========================================================================================================================

                                 $1,000 times (ii) the basket performance factor times (iii) 150%, which we refer to as the participation rate; provided that the supplemental redemption amount will not be less than zero. The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket currency.

                                 The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times 20%, which is the basket weighting for each basket currency. The initial exchange rate for each basket currency is the exchange rate for such basket currency on March 24, 2006, the day we priced the notes for initial sale to the public. The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.

                                            The Minimum Payment Amount Provides Only 96% Principal Protection

                                 At maturity, we will pay you at least the minimum payment amount of $960 plus the supplemental redemption amount, if any. However, if the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the principal amount of $1,000 per note at maturity.

                                                                   Payment at Maturity

                                 The payment at maturity will be calculated as follows:

                                 Payment at maturity = minimum payment amount + supplemental redemption amount

                                 Beginning on PS-7, we have provided examples of hypothetical payouts on the notes.

                                   The Supplemental Redemption Amount is Linked to the Performance of the Basket of
                                                  Five Asian Currencies Relative to the U.S. Dollar

                                 The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate; provided that the supplemental redemption amount will not be less than zero. The supplemental redemption amount will be calculated as follows:

                                 supplemental redemption amount = $1,000 x basket performance factor x participation rate

                             where:

                                 basket performance factor   =   the sum of (i) the Taiwan dollar performance value,
                                                                 (ii) the Thai baht performance value, (iii) the Korean
                                                                 won performance value, (iv) the Chinese renminbi
                                                                 performance value and (v) the Indian rupee performance
                                                                 value, each as determined on the valuation date;

                                            valuation date   =   March 21, 2007, subject to adjustment in the event of
                                                                 a non-currency business day;

                                                          PS-4

========================================================================================================================

                             and where:

                                                             Currency Performance Values
                                                  ---------------------------------------------------
                                                                                                             Basket
                                                                                                            Weighting
                                                                                                            ---------

                                 Taiwan dollar          (   Initial Taiwan Dollar Exchange Rate        )
                                 performance value   =  (------------------------------------------ - 1)  x    .20
                                                        (    Final Taiwan Dollar Exchange Rate         )

                                 Thai baht              (     Initial Thai Baht Exchange Rate          )
                                 performance value   =  (------------------------------------------ - 1)  x    .20
                                                        (      Final Thai Baht Exchange Rate           )

                                 Korean won             (    Initial Korean Won Exchange Rate          )
                                 performance value   =  (------------------------------------------ - 1)  x    .20
                                                        (     Final Korean Won Exchange Rate           )

                                 Chinese renminbi       (  Initial Chinese Renminbi Exchange Rate      )
                                 performance value   =  (------------------------------------------ - 1)  x    .20
                                                        (  Final Chinese Renminbi Exchange Rate        )

                                 Indian rupee           (   Initial Indian Rupee Exchange Rate         )
                                 performance value   =  (------------------------------------------ - 1)  x    .20
                                                        (    Final Indian Rupee Exchange Rate          )

                                 If the basket performance factor, which is the sum of all the basket currencies'
                                 individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the minimum payment amount of $960 for each $1,000 principal amount of notes that you hold and will not receive any supplemental redemption amount, which amount will be less than the $1,000 principal amount per note. In addition, a basket currency's individual performance value may not sufficiently increase, or may be offset by decreases in another basket currency's performance value, such that the basket performance factor as a whole results in a minimal or no supplemental redemption amount.

                                 You can review a table of historical high, low and quarter-end daily exchange rates of each of the basket currencies for each calendar quarter in the period from January 1,
                                 2001 through March 24, 2006, as published by Bloomberg Financial Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1, 2000 through March 24, 2006 in this pricing supplement under "Description of Notes--Historical Information" and
                                 "--Historical Graph." You cannot predict the future performance of the basket currencies based on their historical performance.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to      notes. You may revoke your offer to purchase the notes at any time prior to the time at
our acceptance                   which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to
calculation agent                as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS &
                                 Co. has determined the initial exchange rate for each basket currency and will determine the final exchange rate for each basket currency, the basket currencies'
                                 performance values and the basket performance factor and will calculate the supplemental redemption amount, if any, you will receive at maturity.

                                                          PS-5

========================================================================================================================

Although the matter is not       Although the matter is not free from doubt, the notes will be treated as "short-term"
free from doubt, the notes       debt instruments for U.S. federal income tax purposes, as described in the section of
will be treated as               this pricing supplement called "Description of Notes--United States Federal Income
"short-term" debt instruments    Taxation." There is no direct legal authority that addresses the proper tax treatment
for U.S. federal income tax      of short-term debt instruments similar to the notes, and, consequently, certain aspects
purposes.  However, certain      of the tax treatment of the notes are uncertain. Please read carefully the section of
aspects of the tax treatment     this pricing supplement called "Description of Notes--United States Federal Income
of an investment in the notes    Taxation" and also the sections called "United States Federal Taxation--Tax
are uncertain.                   Consequences to U.S. Holders--Notes--Short-Term Notes," "United States Federal
                                 Taxation--Tax Consequences to U.S. Holders--Notes--Foreign Currency Notes" and "United
                                 States Federal Taxation--Tax Consequences to U.S. Holders--Backup Withholding and
                                 Information Reporting" in the accompanying prospectus supplement. The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the
                                 "Tax Disclosure Sections."

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note program. You
information on the notes         can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and accompanying prospectus dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--General Terms of
                                 Notes" and "--Currency-Linked Notes" and in the section of the prospectus called
                                 "Description of Debt Securities - Description of Floating Rate Debt Securities".

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk
                                 Factors." The tax treatment of investments in currency-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive the minimum payment amount of $960 plus a supplemental redemption amount, if any, calculated on the valuation date as follows: (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate. If the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the $1,000 principal amount at maturity.

     Presented below are hypothetical examples showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example 1:
---------

     All the currency performance values are positive.

     Participation Rate:           150%
     Minimum Payment Amount:       $960

     For each basket currency, the currency performance value will equal:

              Currency Performance     ( Initial Exchange Rate    )
              Value                 =  (----------------------- -1)  x  basket weighting
                                       (  Final Exchange Rate     )

     For example, the currency performance value of the Taiwan dollar (assuming the initial and hypothetical final exchange rates as provided in the table below) is calculated as follows:

               (32.67)
               (------- -1)   x  .2   =  2%
               (29.70)

     In the hypothetical calculation above, the Taiwan dollar has strengthened 10% against the U.S. dollar. The Taiwan dollar performance value is therefore 2%. The hypothetical performance values for the remaining four currencies are shown in the last column in the table below assuming the same 10% strengthening against the U.S. dollar.

                                                                                                       Hypothetical
                                      Percentage Weight                         Hypothetical Final       Currency
                                       of Currencies in    Initial Exchange          Exchange          Performance
              Currency                    the Basket             Rate                  Rate               Values
-----------------------------------  --------------------  ----------------  ------------------------  ------------
Taiwan dollar                                20%                32.6700              29.7000               2%
Thai baht                                    20%                39.1400              35.5800               2%
Korean won                                   20%               980.8000             891.6400               2%
Chinese renminbi                             20%                 8.0338               7.3035               2%
Indian rupee                                 20%                44.6600              40.6000               2%
                                                                                                       ------------
                                                                            Basket Performance Factor     10%

     Each basket currency in the above example has strengthened 10% against the U.S. dollar. The basket performance factor equals the sum of the five individual currency performance values and, accordingly, the basket performance factor is 10%. The supplemental redemption amount is therefore calculated as follows:

     Supplemental Redemption Amount  =  $1,000  x  (basket performance factor  x  participation rate)

                                                          PS-7

========================================================================================================================

     So, in the hypothetical example above,

     Supplemental Redemption Amount per note  =  $1,000  x  10%  x  150%  =  $150

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,110, which is the sum of the minimum payment amount of $960 and a supplemental redemption amount of $150.

Example 2:

Some currency performance values are positive, while others are negative.

Participation Rate:  150%
Minimum Payment Amount:    $960

                                                                                                       Hypothetical
                                      Percentage Weight                         Hypothetical Final       Currency
                                       of Currencies in    Initial Exchange          Exchange          Performance
              Currency                    the Basket             Rate                  Rate               Values
-----------------------------------  --------------------  ----------------  ------------------------  ------------
Taiwan dollar                                20%                 32.6700             29.7000             2.00%
Thai baht                                    20%                 39.1400             55.9100            -6.00%
Korean won                                   20%                980.8000           1401.1400            -6.00%
Chinese renminbi                             20%                  8.0338              7.3035             2.00%
Indian rupee                                 20%                 44.6600             40.6000             2.00%
                                                                                                       ------------
                                                                            Basket Performance Factor      -6%

     Supplemental Redemption Amount per note  =  $1,000  x  -6%(less than zero)  x  150%  =  $0

     In the above example, three of the five basket currencies--the Taiwan dollar, the Chinese renminbi and the Indian rupee (with a combined basket weighting of 60% of the basket)--each strengthened by 10% against the U.S. dollar over the term of the notes, but the remaining two basket currencies--the Korean won and the Thai baht (with a combined basket weighting of 40% of the basket)--each weakened by approximately 30% against the U.S. dollar over the term of the notes.
Accordingly, although three of the basket currencies have positive performance values and two have negative performance values as of the valuation date, the basket performance factor is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $960 minimum payment amount, which represents a 4% loss on the principal amount of the notes.

     You can review a table of historical high, low and quarter-end daily exchange rates (expressed as the number of units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2001 through March 24, 2006, as published by Bloomberg Financial Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from
January 1, 2000 through March 24, 2006 in this pricing supplement under "Description of Notes--Historical Information"
and "--Historical Graph."

                                                          PS-8

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we will
the notes do not pay interest    not pay interest on the notes and the notes do not guarantee a full return of the principal amount at maturity. Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security and may be less than your initial investment in the notes. The return of only the minimum payment amount at maturity will result in a loss on your investment in the notes. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of currencies relative to the
                                 U.S. dollars.

The notes may pay less than      We do not guarantee full return of principal at maturity. If the supplemental
the principal amount at          redemption amount due at maturity is equal to zero, you will receive at maturity for
maturity                         each $1,000 principal amount of notes that you hold only the minimum payment amount of
                                 $960. If the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the $1,000 principal amount per note at maturity.

The notes are subject to         Fluctuations in the exchange rates between the U.S. dollar and the basket currencies
currency exchange risk           will affect the value of the notes.

                                 The exchange rates between the basket currencies and the U.S. dollar are the result of the supply of, and the demand for, those basket currencies.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.

                                 Of particular importance to potential currency exchange risk are:

                                     o   existing and expected rates of inflation

                                     o   existing and expected interest rate levels

                                     o   the balance of payments

                                     o   the extent of governmental surpluses or deficits in the relevant foreign country and the United States of America

                                 All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to the international trade and finance.

The notes will not be listed     The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your

                                                          PS-9

========================================================================================================================

                                 notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of the
be influenced by many            notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market. As noted above, we expect that the exchange rate for the basket currencies on any day will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

                                 o   the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar

                                 o   interest and yield rates in the U.S. market and in the markets for each of the basket currencies

                                 o   geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates

                                 o   the time remaining to the maturity of the notes

                                 o   our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale the exchange rates for certain or all of the basket currencies have weakened against the U.S. dollar or if interest rates rise.

                                 You cannot predict the future performance of the basket currencies based on their historical performance. We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the minimum payment amount of the notes.

Specific currencies' exchange    Taiwan
rates are volatile and are
affected by numerous factors     The exchange rate between the Taiwan dollar and the U.S. dollar is primarily affected
specific to each foreign         by the supply and demand for the two currencies, as well as by government policy or
country                          actions, but is also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions. The Taiwan dollar is allowed to float according to market forces, but the government has from time to time intervened to minimize fluctuation of the exchange rate and to prevent significant declines in the Taiwan dollar with respect to the U.S. dollar. In addition, the exchange rate may be affected by developments in relations between Taiwan and the
                                 People's Republic of China, which has threatened to use military force to gain control over Taiwan in limited circumstances, such as a declaration of independence by Taiwan.

                                                         PS-10

========================================================================================================================

                                 Thailand

                                 On July 2, 1997, the Bank of Thailand effectively ceased intervening by buying or selling U.S. dollars to maintain the Baht's exchange rate within its historical narrow band. As a result, the exchange rate between the Thai baht and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Thailand or elsewhere and by macroeconomic factors and speculative actions. The Thai government exercises significant influence over many aspects of the Thai economy, and actions by the Thai government concerning the economy may affect the Baht's exchange rate with respect to the U.S. dollar. Any deterioration of economic conditions in Thailand and Asia generally would also have an adverse effect on the exchange rate.

                                 The Republic of Korea

                                 The exchange rate between the Korean won and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in the Republic of Korea or elsewhere and by macroeconomic factors and speculative actions. Prior to 1997, the Korean government permitted exchange rates to float within a daily range of 2.25%. In response to economic difficulties in 1997, the government expanded the range of permitted exchange rate fluctuations to 10%. In December 1997, the government eliminated the daily exchange rate band and the Korean won now floats according to market forces. However, any existing or future restrictions on currency exchange in the Republic of Korea could affect the exchange rate between the Korean won and the U.S. dollar.

                                 The People's Republic of China

                                 The exchange rate between the Chinese renminbi and the U.S. dollar is managed by the
                                 Chinese government, and may also be influenced from time to time by political or economic developments in the People's Republic of China or elsewhere and by macroeconomic factors and speculative actions. Since the beginning of 1994, the Chinese government has used a managed floating exchange rate system, under which the People's
                                 Bank of China allows the renminbi to float within a specified band around the central exchange rate that is published daily by the People's Bank. In July 2005, the Bank revalued the renminbi by 2% and announced that in the future it would set the value of the renminbi with reference to a basket of currencies rather than solely with reference to the U.S. dollar. In addition, the Bank recently announced that the reference basket of currencies used to set the value of the renminbi will be based on a daily poll of market dealers and other undisclosed factors. To the extent that management of the renminbi results in trading levels that do not fully reflect market forces, any further changes in the government's management of its currency could result in significant movement in the exchange rate between the Chinese renminbi and the U.S. dollar.

                                 India

                                 The exchange rate between the Indian rupee and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and

                                                         PS-11

========================================================================================================================

                                 speculative actions. During the past decade, the Indian government has pursued policies of economic liberalization and deregulation, but the government's role in the economy has remained significant. The Indian government allows the exchange rate to float freely, without a fixed target or band, but will intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India.
                                 Factors that might affect the likelihood of the government's imposing these or other exchange control restrictions include the extent of India's foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of
                                 India's debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject.

                                 A weakening in the exchange rate of any of the basket currencies against the U.S.
                                 dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

Intervention in the currency     Specific currencies' exchange rates are volatile and are affected by numerous
markets by the countries         factors specific to each foreign country.  Foreign exchange rates can be fixed by
issuing the basket currencies    the sovereign government, allowed to float within a range of exchange rates set by
could materially and adversely   the government, or left to float freely.  Governments, including those issuing the
affect the value of the notes    basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.
                                 Thus, a special risk in purchasing the notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency.

                                 A weakening in the exchange rate of any of the basket currencies relative to the U.S.
                                 dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

The basket is limited            Investment in securities indexed to the value of foreign currencies involves risks
geographically                   associated with the currency markets of those countries, including risks of volatility and governmental intervention in those markets.  There is also generally less publicly available information about foreign currencies and foreign fiscal and economic policies than that concerning the U.S. dollar and U.S. fiscal and economic policies.

                                 The basket currencies are all Asian currencies. Therefore, the foreign currency exposure achieved by the basket is limited geographically. Because the basket is limited to Asian currencies, events occurring in Asia which affect that region could have an impact, positive or negative, on more than one, or all, of the basket

                                                         PS-12

========================================================================================================================

                                 currencies at the same time, which could have an adverse affect on the value of the notes. For example, the financial crisis that erupted in Asia in mid-1997 led to sharp declines in the currencies, stock markets and other asset prices of a number of Asian countries, threatening their financial systems, disrupting their real economies and causing political upheaval. Although the crisis began in Thailand, the resulting currency devaluations, equity market downtowns and other detrimental economic effects in various Asian countries highlight the financial and political interdependence of the region and demonstrate that negative financial events in one country can have far-reaching negative effects throughout the entire region. As a result, a financial crisis or other event in any of the countries of the basket currencies could have a negative impact on some or all of the basket currencies and, consequently, the value of the notes may be adversely affected.

Even though currencies trade     The Interbank market in foreign currencies is a global, around-the-clock market.
around-the-clock, the notes      Therefore, the hours of trading for the notes, if any trading market develops, will
will not                         not conform to the hours during which the basket currencies are traded.
                                 Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.
                                 The possibility of these movements should be taken into account in relating the value of the notes to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.
                                 Reasonably current bid and offer information is available in certain brokers'
                                 offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the supplemental redemption amount.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the exchange rate     Exchange rate movements in the basket currencies may not correlate with each
of one or more of the basket     other.  At a time when one or more of the basket currencies strengthens relative to
currencies may offset each       the U.S. dollar, the exchange rate of one or more of the other basket currencies
other                            may weaken relative the U.S. dollar or strengthen to a lesser extent. Therefore, in calculating the basket performance factor, the strengthening relative to the U.S.
                                 dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening against the U.S. dollar of one or more of the other basket currencies.

                                 You can review a table of the historical exchange rates of each of the basket currencies for each calendar quarter in the period from January 1, 2001 through March
                                 24, 2006, as reported by Bloomberg Financial Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1, 2000 through March 24, 2006 in this pricing supplement under "Description of Notes--Historical Information" and "--

                                                         PS-13

========================================================================================================================

                                 Historical Graph." You cannot predict the future performance of any of the basket currencies relative to the U.S. dollar or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies against the U.S. dollar, based on their historical performance. In addition, there can be no assurance that the final exchange rates of any of the basket currencies will strengthen against the U.S. dollar, or that the sum of the performance values of the basket currencies will be positive. If the basket performance factor is zero or less, you will receive at maturity only the minimum payment amount with respect the notes you hold.

Suspension or disruptions of     The currency markets are subject to temporary distortions or other disruptions due to
market trading in the basket     various factors, including government regulation and intervention, the lack of
currencies may adversely         liquidity in the markets, and the participation of speculators. These circumstances
affect the value of the notes    could adversely affect the exchange rates of the basket currencies and, therefore, the value of the notes.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. has determined the initial exchange rate for each basket currency and will determine the final exchange rate for each basket currency, the basket currencies' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of a basket currency's exchange rate, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of Notes--Exchange Rate" and
                                 "--Price Materiality Event."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out and will continue to carry out
by the calculation agent and     hedging activities related to the notes (and possibly to other instruments linked to
its affiliates could             the basket currencies), including trading in options contracts on the basket currencies
potentially adversely affect     as well as in other instruments related to the basket currencies. MS & Co. and some of
the exchange rates of the        our other subsidiaries also trade the basket currencies and other financial instruments
basket currencies                related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have decreased the initial exchange rates for the basket currencies and, as a result, could have decreased the exchange rates at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the minimum payment amount of the notes. Additionally, such hedging or trading activities on any day prior to the original issue date on which we increase the aggregate principal amount of the notes, or during the term of the notes could potentially affect the exchange rates of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

                                                         PS-14

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our 96% Protected Currency-Linked Notes Due March 30, 2007,
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................  $41,000,000

Original Issue Date (Settlement Date).........  March 31, 2006

Maturity Date.................................  March 30, 2007

Valuation Date................................  March 21, 2007, the seventh Business Day prior to the Maturity Date. The
                                                Valuation Date is subject to adjustment if March 21, 2007 is not a
                                                Currency Business Day, as described in the following paragraph.

                                                If March 21, 2007 is not a Currency Business Day with respect to any
                                                Basket Currency, the Valuation Date with respect to such Basket Currency will be the immediately preceding Currency Business Day with respect to such Basket Currency.

Interest Rate.................................  None

Specified Currency............................  U.S. dollars

CUSIP Number..................................  617446ZC6

Minimum Denominations.........................  $1,000

Issue Price...................................  $1,000 (100%)

Basket........................................  The following table sets forth the Basket Currencies, the Reuters Page for each Basket Currency and the Basket Weighting of each Basket
                                                Currency in the Basket:

                                                    Basket Currency           Reuters Page      Basket Weighting
                                                ------------------------------------------------------------------
                                                Taiwan dollar                    TAIFX1                20%
                                                Thai baht                      ABSIRFIX01              20%
                                                Korean won                       KFTC18                20%
                                                Chinese renminbi                  SAEC                 20%
                                                Indian rupee                      RBIB                 20%

Maturity Redemption Amount....................  At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to the Minimum Payment Amount plus the Supplemental Redemption
                                                Amount, if any, as determined by the Calculation Agent.

                                                We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with

                                                         PS-15

========================================================================================================================

                                                respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount........................  $960

Supplemental Redemption Amount................  The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the
                                                Basket Performance Factor times (iii) the Participation Rate; provided that the Supplemental Redemption Amount will not be less than zero. The
                                                Calculation Agent will calculate the Supplemental Redemption Amount on the Valuation Date.

Basket Performance Factor.....................  The Basket Performance Factor is a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket
                                                Currencies. The Basket Performance Factor is described by the following formula:

                                                                   Taiwan Dollar Performance Value
                                                                                  +
                                                                     Thai Baht Performance Value
                                                                                  +
                                                                    Korean Won Performance Value
                                                                                  +
                                                                 Chinese Renminbi Performance Value
                                                                                  +
                                                                   Indian Rupee Performance Value

Participation Rate............................   150%

Exchange Rate.................................   Exchange Rate means, on any Currency Business Day:

                                                        (i) with respect to the Thai baht, the rate for conversion of such Basket Currency into U.S. dollars (expressed as the number of units of such Basket Currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for the Thai baht on such Currency Business Day, as determined by the
                                                    Calculation Agent; provided that if no such rate is displayed on the applicable Reuters Page for such day for the Thai baht, the Exchange
                                                    Rate will equal the arithmetic mean, as determined by the
                                                    Calculation Agent, of the firm quotes of exchange rates for conversion of the Thai baht into U.S. dollars determined by at least five independent leading dealers, selected by the Calculation Agent
                                                    (the "Reference Dealers"), in the underlying market for the Thai baht taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such
                                                    Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of Thai baht into U.S. dollars determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is

                                                         PS-16

========================================================================================================================

                                                    greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for the Thai baht shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the
                                                    Calculation Agent; and

                                                        (ii) with respect to each of the Taiwan dollar, the Korean won, the Chinese renminbi and the Indian rupee, the rate for conversion of such Basket Currency into U.S. dollars (expressed as the number of units of such Basket Currency per one U.S. dollar) as determined by reference to the rate displayed on the applicable Reuters Page for such Basket Currency on such Currency Business Day, as determined by the Calculation Agent; provided that if no such rate is displayed on the applicable Reuters Page for such day or if such day is an Unscheduled Holiday with respect to any such Basket
                                                    Currency, the Exchange Rate for such Basket Currency will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such Basket Currency into
                                                    U.S. dollars determined by the Reference Dealers in the underlying market for such Basket Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if
                                                    (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference
                                                    Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for such Basket Currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent.

                                                Quotes of MS & Co. or any of its affiliates may be included in the calculation of any mean described in clauses (i) or (ii) above, but only to the extent that any such bid is the highest of the quotes obtained.

Unscheduled Holiday...........................  Unscheduled Holiday means, with respect to any of the Taiwan dollar, the
                                                Korean won, the Chinese renminbi and the Indian rupee, a day that is not a Currency Business Day with respect to any such Basket Currency and the market was not made aware of such fact (by means of a public announcement or by reference to other publicly announced information)
                                                until a time later than 9:00 a.m. local time in the principal financial center(s) of any such Basket Currency on the date that is two Business
                                                Days prior to the Valuation Date for such Basket Currency.

                                                         PS-17

========================================================================================================================

Currency Business Day.........................  Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (or would have been such a day but for the occurrence of an Unscheduled Holiday) and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur (or would have occurred but for the occurrence of an Unscheduled Holiday):

                                                    (a) in Taipei, Taiwan with respect to the Taiwan dollar;

                                                    (b) in Bangkok, Thailand with respect to the Thai baht;

                                                    (c) in Seoul, Republic of Korea with respect to the Korean won;

                                                    (d) in Beijing, China with respect to the Chinese renminbi; and

                                                    (e) in Mumbai, India with respect to the Indian rupee.

Basket Weighting..............................  For each Basket Currency, 20%.

Taiwan Dollar Performance Value...............  The Taiwan Dollar Performance Value is (i) a fraction, the numerator of which will be the Initial Taiwan Dollar Exchange Rate and the denominator of which will be the Final Taiwan Dollar Exchange Rate, minus one, times (ii) the Basket Weighting. The Taiwan Dollar
                                                Performance Value is described by the following formula and will be determined on the Valuation Date:

                                                (Initial Taiwan Dollar Exchange Rate     )
                                                (------------------------------------ - 1)  x   .2
                                                ( Final Taiwan Dollar Exchange Rate      )

Initial Taiwan Dollar Exchange Rate...........  32.67, the Exchange Rate for the Taiwan dollar on March 24, 2006, the day we priced the Notes for initial sale to the public.

Final Taiwan Dollar Exchange Rate.............  The Exchange Rate for the Taiwan dollar on the Valuation Date as determined by the Calculation Agent.

Thai Baht
  Performance Value...........................  The Thai Baht Performance Value is (i) a fraction, the numerator of which will be the Initial Thai Baht Exchange Rate and the denominator of which will be the Final Thai Baht Exchange Rate, minus one, times (ii)
                                                the Basket Weighting. The Thai Baht Performance Value is described by the following formula and will be determined on the Valuation Date:

                                                (  Initial Thai Baht Exchange Rate       )
                                                (------------------------------------ - 1)  x   .2
                                                (   Final Thai Baht Exchange Rate        )

Initial Thai Baht
  Exchange Rate...............................  39.14, the Exchange Rate for the Thai baht on March 24, 2006, the day we priced the Notes for initial sale to the public.

                                                         PS-18

========================================================================================================================

Final Thai Baht
  Exchange Rate...............................  The Exchange Rate for the Thai baht on the Valuation Date as determined by the Calculation Agent.

Korean Won Performance Value..................  The Korean Won Performance Value is (i) a fraction, the numerator of which will be the Initial Korean Won Exchange Rate and the denominator of which will be the Final Korean Won Exchange Rate, minus one, times
                                                (ii) the Basket Weighting. The Korean Won Performance Value is described by the following formula and will be determined on the Valuation Date:

                                                (  Initial Korean Won Exchange Rate      )
                                                (------------------------------------ - 1)  x   .2
                                                (   Final Korean Won Exchange Rate       )

Initial Korean Won Exchange Rate..............  980.80, the Exchange Rate for the Korean won on March 24, 2006, the day
                                                we priced the Notes for initial sale to the public.

Final Korean Won Exchange Rate................  The Exchange Rate for the Korean won on the Valuation Date as determined by the Calculation Agent.

Chinese Renminbi Performance Value............  The Chinese Renminbi Performance Value is (i) a fraction, the numerator of which will be the Initial Chinese Renminbi Exchange Rate the denominator of which will be the Final Chinese Renminbi Exchange Rate, minus one, times (ii) the Basket Weighting. The Chinese Renminbi
                                                Performance Value is described by the following formula and will be determined on the Valuation Date:

                                                (Initial Chinese Renminbi Exchange Rate    )
                                                (-------------------------------------- - 1)  x   .2
                                                ( Final Chinese Renminbi Exchange Rate     )

Initial Chinese Renminbi Exchange Rate........  8.0338, the Exchange Rate for the Chinese renminbi on March 24, 2006, the day we priced the Notes for initial sale to the public.

Final Chinese Renminbi Exchange Rate..........  The Exchange Rate for the Chinese renminbi on the Valuation Date as determined by the Calculation Agent.

Indian Rupee Performance Value................  The Indian Rupee Performance Value is (i) a fraction, the numerator of which will be the Initial Indian Rupee Exchange Rate and the denominator of which will be the Final Indian Rupee Exchange Rate, minus one, times
                                                (ii) the Basket Weighting. The Indian Rupee Performance Value is
                                                described by the following formula and will be determined on the
                                                Valuation Date:

                                                ( Initial Indian Rupee Exchange Rate     )
                                                (------------------------------------ - 1)  x   .2
                                                (   Final Indian Rupee Exchange Rate     )

Initial Indian Rupee Exchange Rate............  44.66, the Exchange Rate for the Indian rupee on March 24, 2006, the day we priced the Notes for initial sale to the public.

Final Indian Rupee Exchange Rate..............  The Exchange Rate for the Indian rupee on the Valuation Date as determined by the Calculation Agent.

                                                         PS-19

========================================================================================================================

Book Entry Note or Certificated Note..........  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note..............  Senior

Trustee.......................................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page..................................  The display page so designated on the Reuters Monitor Money Rates
                                                Service ("Reuters"), as noted under "--Basket Currency" above, or any other display page that may replace that display page on Reuters and any successor service thereto.

Alternate Exchange Calculation
  in Case of an Event of Default..............  In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each
                                                Note upon any acceleration of the Notes (the "Acceleration Amount") will be equal to the Minimum Payment Amount plus the Supplemental Redemption
                                                Amount, if any, determined as though the Exchange Rate of any Basket
                                                Currency on the Valuation Date were the Exchange Rate on the date of acceleration.

                                                If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation
                                                Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the
                                                Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two
                                                Business Days after the date of acceleration.

Calculation Agent.............................  MS & Co.

                                                All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                                         PS-20

========================================================================================================================

                                                All calculations with respect to the Exchange Rate for each Basket
                                                Currency on each Determination Date, the Basket Performance Factor and the Supplemental Redemption Amount, if any, will be made by the
                                                Calculation Agent and will be rounded to the nearest one
                                                hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                                .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                                Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Exchange Rate for a Basket Currency, the Basket
                                                Performance Factor and the Supplemental Redemption Amount. MS & Co. is
                                                obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information........................  The following tables set forth the published high, low and end of quarter daily exchange rates for each of the Basket Currencies for each calendar quarter from January 1, 2001 to March 24, 2006, as published by
                                                Bloomberg Financial Markets for such periods. As set forth in the following tables, a high exchange rate for a given quarter indicates a weakening of the relevant Basket Currency against the U.S. dollar, while a low exchange rate indicates a relative strengthening of that Basket
                                                Currency against the U.S. dollar. The graphs following each Basket
                                                Currency's exchange rate table set forth the historical exchange rate performance of each respective Basket Currency for the period from
                                                January 1, 2000 to March 24, 2006. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. In addition, the daily exchange rates published by
                                                Bloomberg Financial Markets may differ from the Exchange Rates as determined on the applicable Reuters page pursuant to "Exchange Rate"
                                                above. We will not use Bloomberg Financial Markets to determine the applicable Exchange Rate. The historical exchange rates and historical exchange rate performance of the Basket Currencies set forth below should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor will be greater than zero or that you will receive any Supplemental Redemption
                                                Amount.

                                                         PS-21

========================================================================================================================

                                                                              Taiwan Dollar
                                                            Historical High, Low and Period End Exchange Rates
                                                                  January 1, 2001 through March 24, 2006
                                                          (expressed as units of Taiwan dollar per U.S. dollar)

                                                       Taiwan dollar             High          Low       Period End
                                                 -----------------------  -----------------  --------  --------------
                                                 2001
                                                 First Quarter..........        33.082        32.274       32.842
                                                 Second Quarter.........        34.470        32.789       34.430
                                                 Third Quarter..........        35.051        34.400       34.545
                                                 Fourth Quarter ........        35.080        34.397       35.080
                                                 2002
                                                 First Quarter..........        35.111        34.872       34.950
                                                 Second Quarter.........        35.002        33.425       33.542
                                                 Third Quarter..........        34.987        32.845       34.856
                                                 Fourth Quarter.........        35.190        34.342       34.729
                                                 2003
                                                 First Quarter..........        34.843        34.390       34.789
                                                 Second Quarter.........        34.947        34.517       34.642
                                                 Third Quarter..........        34.580        33.657       33.735
                                                 Fourth Quarter.........        34.215        33.646       33.984
                                                 2004
                                                 First Quarter..........        33.975        33.020       33.160
                                                 Second Quarter.........        33.785        32.798       33.775
                                                 Third Quarter..........        34.199        33.699       33.984
                                                 Fourth Quarter.........        33.940        31.740       31.976
                                                 2005
                                                 First Quarter..........        32.225        30.790       31.784
                                                 Second Quarter.........        31.698        31.060       31.615
                                                 Third Quarter..........        33.284        31.560       33.188
                                                 Fourth Quarter.........        33.714        32.825       32.825
                                                 2006
                                                 First Quarter (through
                                                    March 24, 2006).....        32.825       31.876       32.667

                                                         PS-22

                                                                                Thai Baht
                                                            Historical High, Low and Period End Exchange Rates
                                                                  January 1, 2001 through March 24, 2006
                                                            (expressed as units of Thai baht per U.S. dollar)

                                                        Thai baht                High          Low       Period End
                                                 -----------------------  -----------------  --------  --------------
                                                 2001
                                                 First Quarter..........        45.0300       42.2800      45.0300
                                                 Second Quarter.........        45.7000       45.0300      45.2800
                                                 Third Quarter..........        45.8000       43.9700      44.5100
                                                 Fourth Quarter ........        44.8800       43.6800      44.2000
                                                 2002
                                                 First Quarter..........        44.2400       43.1900      43.5000
                                                 Second Quarter.........        43.7600       41.5100      41.5100
                                                 Third Quarter..........        43.4400       40.3900      43.2600
                                                 Fourth Quarter.........        44.1700       42.9200      43.3100
                                                 2003
                                                 First Quarter..........        43.2000       42.4900      42.9300
                                                 Second Quarter.........        43.2200       41.5100      42.0000
                                                 Third Quarter..........        42.0700       40.0300      40.0300
                                                 Fourth Quarter.........        39.9700       39.0600      39.6500
                                                 2004
                                                 First Quarter..........        39.6200       38.8400      39.5700
                                                 Second Quarter.........        41.0000       39.1000      40.9300
                                                 Third Quarter..........        41.6500       40.6800      41.4000
                                                 Fourth Quarter.........        41.4300       38.9200      39.0000
                                                 2005
                                                 First Quarter..........        39.2800       38.2400      39.2800
                                                 Second Quarter.........        41.3300       39.2300      41.3300
                                                 Third Quarter..........        42.1400       40.7900      41.0500
                                                 Fourth Quarter.........        41.3800       40.7500      41.0300
                                                 2006
                                                 First Quarter (through
                                                    March 24, 2006).....        41.0300       38.6500      39.0000

                                                         PS-23

                                                                                Korean Won
                                                            Historical High, Low and Period End Exchange Rates
                                                                  January 1, 2001 through March 24, 2006
                                                            (expressed as units of Korean won per U.S. dollar)

                                                        Korean won              High          Low       Period End
                                                 -----------------------  -----------------  --------  --------------
                                                 2001
                                                 First Quarter..........       1,331.50      1,233.00     1,331.50
                                                 Second Quarter.........       1,368.00      1,280.00     1,300.50
                                                 Third Quarter..........       1,310.00      1,275.50     1,304.50
                                                 Fourth Quarter ........       1,324.00      1,258.60     1,323.00
                                                 2002
                                                 First Quarter..........       1,331.60      1,301.50     1,327.00
                                                 Second Quarter.........       1,330.50      1,200.50     1,201.25
                                                 Third Quarter..........       1,229.00      1,165.40     1,222.50
                                                 Fourth Quarter.........       1,265.50      1,185.70     1,196.00
                                                 2003
                                                 First Quarter..........       1,256.85      1,166.50     1,255.30
                                                 Second Quarter.........       1,257.95      1,184.50     1,193.05
                                                 Third Quarter..........       1,191.00      1,150.10     1,150.10
                                                 Fourth Quarter.........       1,203.18      1,145.75     1,197.25
                                                 2004
                                                 First Quarter..........       1,195.05      1,147.27     1,153.28
                                                 Second Quarter.........       1,188.25      1,140.30     1,155.45
                                                 Third Quarter..........       1,170.10      1,144.15     1,151.85
                                                 Fourth Quarter.........       1,152.45      1,035.10     1,041.10
                                                 2005
                                                 First Quarter..........       1,058.90        999.85     1,023.50
                                                 Second Quarter.........       1,034.50        996.50     1,034.50
                                                 Third Quarter..........       1,054.00      1,012.00     1,042.40
                                                 Fourth Quarter.........       1,058.50      1,009.35     1,010.00
                                                 2006
                                                 First Quarter (through
                                                    March 24, 2006).....        1010.00        961.60       979.50

                                                         PS-24

                                                                             Chinese Renminbi
                                                            Historical High, Low and Period End Exchange Rates
                                                                  January 1, 2001 through March 24, 2006
                                                         (expressed as units of Chinese renminbi per U.S. dollar)

                                                     Chinese renminbi            High          Low       Period End
                                                 -----------------------  -----------------  --------  --------------
                                                 2001
                                                 First Quarter..........        8.2786        8.2763       8.2777
                                                 Second Quarter.........        8.2785        8.2767       8.2767
                                                 Third Quarter..........        8.2773        8.2766       8.2768
                                                 Fourth Quarter ........        8.2775        8.2765       8.2770
                                                 2002
                                                 First Quarter..........        8.2775        8.2765       8.2774
                                                 Second Quarter.........        8.2776        8.2765       8.2771
                                                 Third Quarter..........        8.2772        8.2760       8.2772
                                                 Fourth Quarter.........        8.2775        8.2766       8.2773
                                                 2003
                                                 First Quarter..........        8.2778        8.2766       8.2771
                                                 Second Quarter.........        8.2775        8.2768       8.2775
                                                 Third Quarter..........        8.2776        8.2766       8.2770
                                                 Fourth Quarter.........        8.2772        8.2765       8.2767
                                                 2004
                                                 First Quarter..........        8.2775        8.2766       8.2770
                                                 Second Quarter.........        8.2773        8.2765       8.2766
                                                 Third Quarter..........        8.2771        8.2765       8.2765
                                                 Fourth Quarter.........        8.2768        8.2763       8.2764
                                                 2005
                                                 First Quarter..........        8.2766        8.2763       8.2765
                                                 Second Quarter.........        8.2767        8.2763       8.2764
                                                 Third Quarter..........        8.2765        8.0871       8.0920
                                                 Fourth Quarter.........        8.0920        8.0702       8.0702
                                                 2006
                                                 First Quarter (through
                                                    March 24, 2006).....        8.0702        8.0214       8.0300

                                                         PS-25

                                                                               Indian Rupee
                                                            Historical High, Low and Period End Exchange Rates
                                                                  January 1, 2001 through March 24, 2006
                                                           (expressed as units of Indian rupee per U.S. dollar)

                                                       Indian Rupee              High          Low       Period End
                                                 -----------------------  -----------------  --------  --------------
                                                 2001
                                                 First Quarter..........        46.7250       46.3450      46.6150
                                                 Second Quarter.........        47.0400       46.5550      47.0400
                                                 Third Quarter..........        48.0500       47.0400      47.8600
                                                 Fourth Quarter ........        48.2650       47.7750      48.2650
                                                 2002
                                                 First Quarter..........        48.8250       48.2450      48.8150
                                                 Second Quarter.........        49.0500       48.8150      48.8850
                                                 Third Quarter..........        48.8450       48.3700      48.3750
                                                 Fourth Quarter.........        48.4300       47.9350      47.9350
                                                 2003
                                                 First Quarter..........        48.0100       47.4700      47.5450
                                                 Second Quarter.........        47.4675       46.4025      46.4875
                                                 Third Quarter..........        46.4350       45.6950      45.7600
                                                 Fourth Quarter.........        45.9250       45.2150      45.5250
                                                 2004
                                                 First Quarter..........        45.6400       43.6000      44.0600
                                                 Second Quarter.........        46.2500       43.5375      46.0600
                                                 Third Quarter..........        46.4713       45.6650      45.9500
                                                 Fourth Quarter.........        45.9000       43.4600      43.7250
                                                 2005
                                                 First Quarter..........        43.9300       43.4200      43.8200
                                                 Second Quarter.........        43.8300       43.2900      43.4850
                                                 Third Quarter..........        44.1500       43.1750      44.0150
                                                 Fourth Quarter.........        46.3100       44.0150      45.0500
                                                 2006
                                                 First Quarter (through
                                                    March 24, 2006).....        45.0925       44.1175      44.655

Historical Graph..............................  The following graph sets forth the historical performance of the Basket against the U.S. dollar (assuming that each of the Basket Currencies is weighted as described in "--Basket" above at March 24, 2006) for the period from January 1, 2000 through March 24, 2006. The graph does not take into account the Participation Rate on the Notes, nor does it attempt to show your expected return on an investment in the Notes. The historical performance of the Basket and the Basket Currencies should not be taken as an indication of their future performance.

                                                         PS-26

Use of Proceeds and Hedging...................  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also
                                                "Use of Proceeds" in the accompanying prospectus.

                                                On or prior to the day we priced the Notes for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in options contracts on the Basket Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially have decreased the exchange rate of the Basket Currencies, and, therefore, the exchange rate that must prevail with respect to each of the Basket Currencies must close on the Valuation Date before you would receive at maturity a payment that exceeds the Minimum Payment Amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Valuation
                                                Date, by purchasing and selling the Basket Currencies or options contracts on the Basket Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Currencies and, therefore, adversely affect the value of the Basket Currencies on the Valuation Date or the payment that you will receive at maturity.

                                                         PS-27

Supplemental Information Concerning
  Plan of Distribution........................  Under the terms and subject to the conditions contained in the U.S.
                                                distribution agreement referred to in the prospectus supplement under
                                                "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of 1.25% per Note to other dealers, which may include Morgan Stanley DW,
                                                Inc., Morgan Stanley & Co. International Limited and Bank Morgan Stanley
                                                AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                                We expect to deliver the Notes against payment therefor in New York, New
                                                York on March 31, 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the
                                                Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

                                                In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market.
                                                A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes.
                                                The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of
                                                Notes. See "--Use of Proceeds and Hedging" above.

                                                General

                                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United
                                                States, where action for that purpose is required.

                                                         PS-28

                                                No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S.
                                                jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S.
                                                jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the
                                                Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                Brazil

                                                The Notes may not be offered or sold to the public in Brazil.
                                                Accordingly, the offering of the Notes has not been submitted to the
                                                Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in
                                                Brazil.

                                                Chile

                                                The Notes have not been registered with the Superintendencia de Valores
                                                y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                Hong Kong

                                                The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
                                                not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities

                                                         PS-29

                                                laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to
                                                "professional investors" within the meaning of the Securities and
                                                Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                                Mexico

                                                The Notes have not been registered with the National Registry of
                                                Securities maintained by the Mexican National Banking and Securities
                                                Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                                Singapore

                                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                                Authority of Singapore. Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of
                                                Subdivision (4) of Division 1 of Part XIII of the Securities and Futures
                                                Act, Chapter 289 of Singapore.

                                                Republic of Korea

                                                The Notes have not been registered under the Securities and Exchange Law and none of the Notes may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the Securities and Exchange
                                                Law, the Foreign Exchange Transaction Law and any other applicable laws, regulations and ministerial guidelines in the Republic of Korea. For a period of one year from the issue date of the Notes, no holder of the
                                                Notes who is in the Republic of Korea or a resident of the Republic of
                                                Korea may transfer the Notes in the Republic of Korea or to any resident of the Republic of Korea unless such transfer involves all of the Notes held by it. Without prejudice to the foregoing, where the Notes are sold or re-sold to Korean residents, the Notes may only be sold or re-sold to those Korean residents that are qualified to purchase them under the relevant laws and regulations without having first to obtain prior governmental approvals under the relevant laws/regulations of the
                                                Republic of Korea, including the Foreign Exchange Transaction Law (or that have obtained the required prior governmental approvals do so).

                                                         PS-30

                                                The People's Republic of China

                                                The Notes have not been and will not be registered with the Securities and Futures Bureau of the People's Republic of China and therefore may not be offered or sold in the People's Republic of China.

                                                Thailand

                                                The Notes may not be offered or sold in Thailand.

ERISA Matters for Pension Plans
  and Insurance Companies.....................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as
                                                amended ("ERISA"), (a "Plan") should consider the fiduciary standards of
                                                ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest"
                                                within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the
                                                Notes are acquired by or with the assets of a Plan with respect to which
                                                MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE
                                                91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                Because we may be considered a party in interest with respect to many
                                                Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan

                                                         PS-31

                                                assets" by reason of any Plan's investment in the entity (a "Plan Asset
                                                Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or
                                                84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a
                                                Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                                Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                Accordingly, insurance company general accounts that include assets of a
                                                Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation.........  The following summary is based on the opinion of Davis Polk & Wardwell, our counsel ("Tax Counsel"). Although the matter is not free from doubt, the Notes will be treated as "short-term" debt instruments for U.S.
                                                federal income tax purposes. There is no direct legal authority that addresses the proper tax treatment of short-term debt instruments similar to the Notes and consequently certain aspects of the tax treatment of the Notes are uncertain. No statutory, judicial or administrative authority directly addresses the characterization of the
                                                Notes or instruments similar to the Notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

                                                         PS-32

                                                You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the Notes
                                                (including alternative treatments of the Notes) and with respect to the tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                U.S. Holders

                                                Please read the discussions in the Tax Disclosure Sections of the accompanying prospectus supplement for further information relevant to the U.S. federal income tax consequences of investing in the Notes.
                                                Assuming the characterization of the Notes as set forth above, Tax
                                                Counsel believes that the following U.S. federal income tax consequences should result.

                                                Prior to Maturity of the Notes. A cash method U.S. Holder will not be required to recognize income with respect to the Notes prior to maturity, other than pursuant to a sale or exchange as described below.
                                                Although accrual method holders and certain other holders are generally required to accrue interest on short-term notes on a straight line basis, because the amount of interest that will be received with respect to the Notes is uncertain, it is not clear how such accruals should be determined.

                                                Maturity of the Notes. Upon maturity of the Notes, if the amount of the payment on the Notes exceeds a U.S. Holder's tax basis in the Notes, such excess should be treated as ordinary income although it is unclear whether and to what extent such ordinary income will be treated as interest income or foreign currency gain. The U.S. Holder's basis in its
                                                Notes should equal the sum of amount paid to acquire the Notes and previously accrued interest income, if any. If, however, the amount of the payment is less than the holder's adjusted basis in the Notes, such difference should be treated as a short-term capital loss and may be subject to special reporting requirements if the loss exceeds certain thresholds.

                                                Sale or Exchange of the Notes. Upon a sale or exchange of the Notes, a
                                                U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received upon such sale or exchange and the holder's adjusted basis in the Notes. The amount of any such loss should be treated as capital loss. It is not clear, however, whether and to what extent such gain should be treated as capital gain or ordinary income. A U.S. Holder should consult its tax advisors regarding the proper treatment of any gain recognized upon a sale or exchange of the
                                                Notes.

                                                Non-U.S. Holders

                                                Please read the discussions under "United States Federal Taxation--Tax
                                                Consequences to Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Notes.

                                                         PS-33